Execution version

FIRST AMENDING AGREEMENT TO
CREDIT AGREEMENT

THIS AGREEMENT dated as of the 24th day of February, 2006.

BETWEEN:

THE BANK OF NOVA SCOTIA, a Canadian chartered bank

(herein, in its capacity as administrative agent for the Lenders, called the "Administrative Agent")

- and -

GAMMON LAKE RESOURCES INC., a corporation incorporated under the laws of the Province of Québecc

(herein called the "Borrower")

- and -

THE BANK OF NOVA SCOTIA, SOCIÉTÉ GÉNÉRALE (CANADA), and one or more persons to whom the foregoing or their respective permitted assigns may from time to time assign an undivided interest in the Loan Documents (as defined herein) and who agree to be bound by the terms hereof and thereof as a Lender (as defined herein) (herein and therein in their capacities as lenders to the Borrower, collectively called the "Lenders" and individually called a "Lender" )

WHEREAS the Borrower, the Lenders and the Administrative Agent entered into a credit agreement made as of October 14, 2005 (the "Credit Agreement");

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1                            Capitalized Terms.    All capitalized terms which are used herein without being specifically defined herein shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE 2
AMENDMENTS TO CREDIT AGREEMENT

2.1                            General Rule.    Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2                            Defined Terms.    The definition of "NRT Credit Limit" in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference therein to "U.S.$40,000,000" and replacing it with "U.S.$47,500,000".

2.3                            Establishment of Credit Facilities.    Section 2.1(c) of the Credit Agreement is hereby amended by deleting the reference therein to "U.S.  $10,000,000" and replacing it with "U.S.$17,500,000".

2.4                            Repayment of NRT Facility.    Section 9.1 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:
Date of Repayment	Amount of Repayment
June 30, 2006	U.S.$2,000,000
September 29, 2006	U.S.$7,575,000
December 29, 2006	U.S.$9,450,000
March 30, 2007	U.S.$9,450,000
June 29, 2007	U.S.$9,450,000
NRT Maturity Date	U.S.$9,575,000

On the NRT Maturity Date, the Borrower shall also pay all accrued and unpaid interest thereon and all accrued and unpaid fees with respect thereto.

2.5                            Use of Proceeds.     Section 11.1(e) of the Credit Agreement is hereby deleted in its entirety and replaced by the following :

"Use of Proceeds.    The Borrower shall apply (x) an amount not to exceed U.S.$7,500,000 of the proceeds of the credit obtained under the NRT Facility to Investments constituted by the purchase by the Borrower of shares of Mexgold pursuant to the exercise of certain warrants on or prior to February 26, 2006 and (y) the remaining proceeds of the credit obtained under the Credit Facilities to pay Capital Expenditures and other expenses related to building and operation of the Project."

2.6                            Investments.     Section 11.3(1) of the Credit Agreement is hereby amended as follows:

(a)           in paragraph (i) thereof, "; and " is deleted and replaced by ";";

(b)           in paragraph (ii) thereof, "." is deleted and replaced by "; and"; and

(c)           the following is added immediately after paragraph (ii) thereof:

(iii)     Investments constituted by the purchase of shares of Mexgold by the Borrower.

2.7                            Schedule A.     Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule A hereto.

ARTICLE 3
CONDITIONS PRECEDENT

3.1                            Conditions Precedent.     This agreement shall not become effective until the following conditions precedent are fulfilled:

(a)            the Administrative Agent shall have received a copy of the acknowledgement and consent executed by each Guarantor in the form attached hereto;

(b)            the Administrative Agent shall have received a duly certified resolution of the directors of the Borrower and each Guarantor approving of the execution and delivery of this Amending Agreement;

(c)            the Administrative Agent shall have received an opinion of the Borrower's legal counsel with respect to, inter alia, the enforceability of the Credit Agreement, as amended hereby, in form and substance satisfactory to the Administrative Agent;

(d)            the Borrower shall pay a commitment fee of U.S.$150,000 to the Administrative Agent, for and on behalf of the Lenders in accordance with their Pro Rata Shares of the NRT Facility; and

(e)            the Borrower shall have delivered to the Administrative Agent, certificates evidencing 2,950,000 common shares of Mexgold, together with the appropriate stock transfer power of attorney undated and executed in blank, pursuant to the exercise by the Borrower of certain warrants of Mexgold.

ARTICLE 4
MISCELLANEOUS

4.1                             Mexican Law Governed Loan Documents.     The Borrower covenants that it shall, at its expense and on or before March 24, 2006, execute such amendments to the Loan Documents which are governed by the laws of Mexico (the "Mexican Loan Documents"), which in the opinion of the Administrative Agent and its counsel are necessary or desirable to ensure that the Mexican Loan Documents guarantee or secure, as the case may be, inter alia, the additional U.S.$7,500,000 of credit under the NRT Facility established pursuant hereto and shall cause such registrations and deliver such opinions, resolutions and other certificates in connection therewith as the Administrative Agent and its counsel may reasonably require.

4.2                            No Default.     The Borrower represents and warrants to and in favour of the Administrative Agent and the Lenders that no Default has occurred and is continuing as at the date this agreement becomes effective and no Default would arise immediately thereafter.

4.3                             Future References to the Credit Agreement.     On and after the date of this agreement, each reference in the Credit Agreement to "this agreement", "hereunder", "hereof', or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof', or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

4.4                            Governing Law.    This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

4.5                            Inurement.    This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

4.6                           Conflict.    If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount. This agreement shall not create any novation.

4.7                            Further Assurances.     The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Bank may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

4.8                            Counterparts.     This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK ]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first above written.
THE BANK OF NOVA SCOTIA, as
Administrative Agent

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first above written.
THE BANK OF NOVA SCOTIA, as
Administrative Agent

By:______________________________
Name:
Title:

By: ______________________________
Name:
Title:

GAMMON LAKE RESOURCES INC.

By:
Name: Fred George
Title: President and Chairman

By:
Name: Colin Sutherland
Title: CFO

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title :

SOCIETE GENERALE (CANADA)

By:
Name: Richard Audet
Title: Treasurer

By:
Name: Richard Dang
Title: Assistant Secretary

ACKNOWLEDGEMENT AND CONSENT

The undersigned, each being a guarantor of the Borrower's obligations under, inter alia, the Credit Agreement, hereby acknowledge, agree to and consent to the foregoing amendments to the Credit Agreement and hereby confirm their obligations under their respective guarantees delivered pursuant to the Credit Agreement.
GAMMON LAKE HOLDINGS INC.

By:
Name: Fred George
Title: President and Chairman

By:
Name: Colin Sutherland
Title: CFO

GAMMON LAKE DE MEXICO, S.A. DE
C.V.

By:
Name: Fred George
Title: President and Chairman

By:
Name: Colin Sutherland
Title: CFO

SCHEDULE A
INDIVIDUAL COMMITMENTS

Name and Address of Lender	Individual Commitments
The Bank of Nova Scotia
Corporate Banking - Mining	NRT Facility: U.S. $31,666,667
40 King Street West, 62nd Floor
Toronto, Ontario M5W 2X6	RT Facility: U.S. $13,333,333
Attention: Managing Director
Telefax: (416) 866-2009

Societe G6nerale (Canada)
1501 McGill College Avenue	NRT Facility: U.S.$15,833,33 3
Suite 1800
Montreal, Quebec H3A 3M8	RT Facility: U.S. $6,666,667
Attention: Director
Telefax: (514) 841-6257